          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.            )

Filed by the registrant /X/
Filed by a party other than the registrant / /

Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              POTLATCH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              POTLATCH CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5) Total fee paid:

--------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
(3) Filing party:

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(4) Date filed:

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

                                     [LOGO]

                              POTLATCH CORPORATION

                               ONE MARITIME PLAZA
                        SAN FRANCISCO, CALIFORNIA 94111

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 18, 1995
                            ------------------------

                           NOTICE AND PROXY STATEMENT

                              POTLATCH CORPORATION
                               ONE MARITIME PLAZA
                        SAN FRANCISCO, CALIFORNIA 94111

                                                                  March 27, 1995

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Thursday, May 18, 1995 at 11:00 A.M. at the Statehouse Convention Center, Markham and Main Streets, Little Rock, Arkansas.

     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the statement, PLEASE MARK, DATE, SIGN AND RETURN, AT AN EARLY DATE, THE ENCLOSED PROXY in the prepaid envelope to Harris Trust and Savings Bank, our agent, to ensure that your shares will be represented.

     The Board of Directors and Management look forward to seeing you at the meeting.

                                          Sincerely,

                                          [SIG CUT]

                                          JOHN M. RICHARDS
                                          Chairman of the Board and
                                          Chief Executive Officer
       ------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 18, 1995

     The Annual Meeting of the Stockholders of Potlatch Corporation (the "Company") will be held at the Statehouse Convention Center, Markham and Main Streets, Little Rock, Arkansas, on Thursday, May 18, 1995 at 11:00 A.M. for the following purposes:

        1. To elect five Directors to serve until the 1998 Annual Meeting of Stockholders.

        2. To ratify the selection of independent auditors.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 21, 1995 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. A complete list of stockholders entitled to vote will be available at the offices of Williams & Anderson, 111 Center Street, Suite 2200, Little Rock, Arkansas, for ten days prior to the meeting.

                                          [SIG CUT]
                                          SANDRA T. POWELL
                                          Vice President, Financial Services
                                          and Secretary
March 27, 1995

                                                                  March 27, 1995

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Potlatch Corporation, a Delaware corporation (the "Company"), One Maritime Plaza, San Francisco, California 94111, of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held on May 18, 1995, or at any adjournment thereof. The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. A stockholder who has given a proxy may revoke it by voting in person at the Annual Meeting, by giving written notice of revocation to the Secretary of the Company or by giving a later dated proxy at any time before voting. On the matters coming before the Annual Meeting as to which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is so specified, the shares will be voted FOR the election of the nominees for Director listed in this Proxy Statement and FOR approval of the proposal referred to in item 2 in the Notice of Annual Meeting and described in this Proxy Statement.

     The close of business on March 21, 1995 has been fixed as the record date for determining the holders of the Common Stock entitled to notice of and to vote at the Annual Meeting. On such date the Company had 29,224,481 shares of Common Stock outstanding and entitled to vote. As provided in the Company's Restated Certificate of Incorporation (the "Charter"), a holder of Common Stock will be entitled to four votes on each matter submitted to a vote of stockholders for each share of Common Stock beneficially owned on March 21, 1995 which (i) has been beneficially owned continuously from and including March 1, 1991 or (ii) has been acquired pursuant to tax-qualified employee benefit plans of the Company or the Company's dividend reinvestment plan. A stockholder will be entitled to one vote per share for each share of Common Stock beneficially owned on March 21, 1995 which does not meet one of the above criteria. Stockholders who became beneficial owners of Common Stock within the last 48 calendar months (subsequent to March 1, 1991) will become entitled to four votes per share with respect to each share held for at least 48 consecutive calendar months (dating from the first day of the first full month on or after the date the holder acquired beneficial ownership of such share) prior to the record date for a stockholders' meeting. In addition, all stockholders are entitled to only one vote per share on certain matters as specified in the Charter, and it is anticipated that no such matters will be brought before this Annual Meeting.

     Stockholders who own shares of Common Stock in "street" or "nominee" name are presumed to be entitled to exercise one vote per share and must submit proof of continued beneficial ownership in order to be entitled to four votes per share. Such proof must consist of a written certification by the holder that there has been no change in beneficial ownership of his or her shares for a period of at least 48 consecutive calendar months as of the record date. The required form for this certification is provided on the proxy card given to stockholders who own shares of Common Stock in "street" or "nominee" name. The Company reserves the right, however, to require additional evidence to determine whether any such stockholder is entitled to four votes per share.

     To transact business at the Annual Meeting, a quorum consisting of a majority of the voting power of the Company's outstanding shares of Common Stock and one-third of the total number of shares of Common Stock entitled to vote at the Annual Meeting must be represented. Under

Delaware law and the Company's Charter and By-Laws, the aggregate number of votes entitled to be cast by all stockholders represented at the Annual Meeting is counted for the purpose of determining whether there is a sufficient quorum. A stockholder is deemed to be represented at the Annual Meeting if the stockholder is present at the Annual Meeting in person or by proxy and has authority to vote on at least one item.

     The affirmative vote of a majority of the voting power present and entitled to vote at this Annual Meeting is required for approval of any matter voted upon. Abstentions have the same effect as negative votes. Votes withheld by a stockholder and broker non-votes are not counted for purposes of determining whether the item is approved.

     A copy of the Company's 1994 Annual Report to Stockholders containing financial statements for the year ended December 31, 1994 accompanies this Proxy Statement.

     The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers and other employees of the Company in person or by telephone, telegraph or telex; no additional compensation will be paid for such solicitation.

     Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of the Company's Common Stock, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has retained D.F. King & Co., Inc., to aid in the solicitation of proxies for a fee estimated at $7,500 plus out-of-pocket expenses.

                             ELECTION OF DIRECTORS
                        (PROPOSAL ONE ON THE PROXY CARD)

       The Board of Directors unanimously recommends a vote FOR this proposal.

     The Board of Directors is divided into three classes serving staggered three-year terms. At the 1995 Annual Meeting of Stockholders, five Directors are to be elected to serve until the 1998 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until the end of the calendar year in which the Director attains the age of 70 as required by the Company's By-Laws. It is anticipated that Mr. Jacobson will retire at the end of 1996, and Mr. Jewett at the end of 1997. Upon the retirement of such Directors, the Board may elect new Directors to complete the term of any retiring Director or may reduce the number of Directors, or both. All nominees for election are presently members of the Board of Directors.

     Directors are elected by a majority of the votes cast in the election. The Board of Directors knows of no reason why any of the nominees for Director will be unable to serve. In the event any of the nominees becomes unable or declines to serve, the proxies may be voted for the balance of those named and for such other nominee as the Board may select, or the Board may be reduced accordingly.

INFORMATION WITH RESPECT TO NOMINEES FOR ELECTION AND DIRECTORS CONTINUING IN OFFICE

     Following are the names and ages of the nominees for Director and of the Directors continuing in office, their principal occupations or employment at present and for the past five years, certain directorships held by each and the year in which each became a Director of the Company:

Nominees for Election for a Three-Year Term Ending in 1998

Richard A. Clarke(1).........Mr. Clarke, age 64, became a Director of the
                             Company in 1985. He is Chairman of the Board of Pacific Gas and Electric Company (public utility), San Francisco, California. He also served as its Chief Executive Officer from May 1986 to June 1994. Mr. Clarke is also a director of BankAmerica Corporation.

Allen F. Jacobson(4).........Mr. Jacobson, age 68, became a Director of the
                             Company in 1990. He served as Chairman of the Board and Chief Executive Officer of Minnesota Mining and Manufacturing Company (diversified manufacturing company), St. Paul, Minnesota, from March 1986 through October 1991. Mr. Jacobson is a director of Abbott Laboratories, Deluxe Corporation, Minnesota Mining and Manufacturing Company, Mobil Corporation, Northern States Power Company, The Prudential Insurance Company of America, Sara Lee Corporation, Silicon Graphics, Inc., U S West, Inc. and Valmont Industries, Inc.

George F. Jewett,
Jr.(1)(3)....................Mr. Jewett, age 67, became a Director of the
                             Company in 1957. He is Vice Chairman of the Board of the Company.

Vivian W. Piasecki(3)........Mrs. Piasecki, age 64, became a Director of the
                             Company in 1992. She is a Trustee of the University of Pennsylvania (educational institution), Philadelphia, Pennsylvania. She is also Chairman of the Board of Overseers for the University of Pennsylvania School of Nursing and a Board Member of the University of Pennsylvania Medical Center. Mrs. Piasecki is also a director of First Fidelity Bank, NA Pennsylvania Regional Board and the Mutual Assurance Company.

                                                           (Notes are on page 5)

Robert G. Schwartz(1)(2).....Mr. Schwartz, age 66, became a Director of the
                             Company in 1973. He served as Chairman of the Board of Metropolitan Life Insurance Company (life insurance), New York, New York from February 1983 through March 1993 and was also its President and Chief Executive Officer from September 1989 through March 1993. Mr. Schwartz is also a director of COMSAT Corp., Consolidated Edison of New York, CS First Boston, Inc., Lone Star Industries, Inc., Lowe's Companies, Inc., Metropolitan Life Insurance Company, Mobil Corporation and Reader's Digest Association, Inc.

Directors Continuing in Office Until the 1996 Annual Meeting of Stockholders

Kenneth T. Derr(3)...........Mr. Derr, age 58, became a Director of the Company in 1994. He is Chairman of the Board and Chief Executive Officer of Chevron Corporation (international oil company), San Francisco, California. Mr. Derr is also a director of Citicorp.

Toni Rembe(1)(4).............Ms. Rembe, age 58, became a Director of the Company in 1975. She is a Partner of Pillsbury Madison & Sutro (law firm), San Francisco, California. Ms. Rembe is also a director of American President Companies, Ltd., Pacific Telesis Group and Transamerica Corporation.

Richard M. Rosenberg(3)(4)...Mr. Rosenberg, age 64, became a Director of the
                             Company in 1992. He is Chairman of the Board, President and Chief Executive Officer of BankAmerica Corporation (bank holding company) and Bank of America NT&SA (banking institution), San Francisco, California. Mr. Rosenberg became Chairman and Chief Executive Officer of BankAmerica Corporation and Bank of America NT&SA in May 1990. He served as Vice Chairman of the Board of both companies from 1987 to February 1990. He also served as President of both companies from February 1990 to April 1992, resuming that position in October 1992. Mr. Rosenberg is also a director of Airborne Express, Northrop Corporation and Pacific Telesis Group.

Charles R. Weaver(2).........Mr. Weaver, age 66, became a Director of the
                             Company in 1987. He served as Chairman of the Board and Chief Executive Officer of The Clorox Company (household consumer products), Oakland, California, from April 1986 through June 1992. Mr. Weaver is also a director of Unocal Corporation.

William T. Weyerhaeuser(2)...Dr. Weyerhaeuser, age 51, became a Director of the
                             Company in 1990. He is a Clinical Psychologist in Tacoma, Washington. He is also owner and Chairman of the Board of Yelm Telephone Company, Yelm, Washington. Dr. Weyerhaeuser is also a director of Clearwater Management Company, Inc.

                                                           (Notes are on page 5)

Directors Continuing in Office Until the 1997 Annual Meeting of Stockholders

Richard B. Madden(1)(3)......Mr. Madden, age 65, became a Director of the
                             Company in 1971. He served as Chairman of the Board and Chief Executive Officer of the Company until he retired in May 1994. Mr. Madden is also a director of Consolidated Freightways, Inc., Pacific Gas and Electric Company and URS Corporation.

Richard M. Morrow(2).........Mr. Morrow, age 69, became a Director of the
                             Company in 1990. He served as Chairman of the Board and Chief Executive Officer of Amoco Corporation (petroleum and chemical products), Chicago, Illinois, from September 1983 through February 1991. Mr. Morrow served as Chairman of the Board of Westinghouse Electric Corporation (electrical equipment), Pittsburgh, Pennsylvania, from January 1993 through June 1993. He is also a director of R.R. Donnelley & Sons Company, First Chicago Corporation, The First National Bank of Chicago, Marsh and McLennan Companies, Inc., Seagull Energy Corporation and Westinghouse Electric Corporation.

John M. Richards(4)..........Mr. Richards, age 57, became a Director of the
                             Company in 1991. He is Chairman of the Board and Chief Executive Officer of the Company and has served in that capacity since May 19, 1994. He served as the Company's President and Chief Operating Officer from May 1989 until May 19, 1994.

Reuben F. Richards(2)(4).....Mr. Richards, age 65, became a Director of the
                             Company in 1974. He is Chairman of the Board of Terra Industries Inc. (agriculture), New York, New York and also Chairman of the Board, President and Chief Executive Officer of Minorco (U.S.A.) Inc. (natural resources), Denver, Colorado. He became Chairman of Minorco (U.S.A.) Inc. in May 1990 and its President and Chief Executive Officer in February 1994. Mr. Richards served as President and Chief Executive Officer of Terra Industries Inc. from June 1983 to May 1991. He is also a director of Ecolab Inc., Engelhard Corporation, Minorco and Santa Fe Energy Resources, Inc.

Frederick T. Weyerhaeuser(2)...
                             Mr. Weyerhaeuser, age 63, became a Director of the Company in 1960. He is Chairman of the Board and Treasurer of Clearwater Management Company, Inc. and Clearwater Investment Trust (financial management companies), St. Paul, Minnesota.
---------------

(1) Member of the Nominating Committee
(2) Member of the Executive Compensation and Personnel Policies Committee
(3) Member of the Audit Committee
(4) Member of the Finance Committee

CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

     The Company has standing audit, compensation and nominating committees of the Board of Directors.

     Members of the Audit Committee are: Messrs. Kenneth T. Derr, George F. Jewett, Jr., Richard B. Madden and Richard M. Rosenberg and Mrs. Vivian W. Piasecki. The functions of this Committee are to: receive from and review with the Company's independent auditors the annual report of such auditors; review with the independent auditors the scope of the succeeding annual examination; nominate the independent auditors to be selected each year by the Company's Board of Directors; review consulting services, if applicable, provided by the Company's auditors and evaluate the possible effect on the auditors' independence of performing such services; ascertain the existence of adequate internal accounting and control systems; and review with management and the auditors current and emerging accounting and financial reporting requirements and practices affecting the Company. This Committee held two meetings during the fiscal year ended December 31, 1994.

     Members of the Executive Compensation and Personnel Policies Committee are:
Messrs. Richard M. Morrow, Reuben F. Richards, Robert G. Schwartz, Charles R. Weaver, Frederick T. Weyerhaeuser and William T. Weyerhaeuser. The functions of this Committee are to: review annually and recommend to the Board of Directors the level of total compensation of the Chairman of the Board; review annually the recommendations of the Chairman of the Board concerning the salaries and incentive awards of certain senior officers; administer the Company's stock option plans and Management Performance Award Plan; and review and make recommendations to the Board of Directors for changes in the Company's compensation and benefit plans and practices. This Committee held three meetings during the fiscal year ended December 31, 1994.

     Members of the Nominating Committee are: Messrs. Richard A. Clarke, George
F. Jewett, Jr., Richard B. Madden and Robert G. Schwartz and Ms. Toni Rembe. The functions of this Committee are to make recommendations with respect to: the size of the Board; nominees for election as Directors; nominees to serve on Committees of the Board; and changes in compensation and retirement policy for Directors. This Committee held three meetings during the fiscal year ended December 31, 1994. Any stockholder may recommend nominees for Director to the Nominating Committee by providing to the Secretary of the Company a written notice by the February 1 preceding the annual meeting of stockholders for which such nominee is to be considered for nomination. The notice must include the full name, age, business and residence addresses, principal occupation or employment of the nominee, the number of shares of Company stock beneficially owned by the nominee, any other information concerning the nominee that must be disclosed in proxy solicitations pursuant to Rule 14(a) of the Securities Exchange Act of 1934 and a written consent of the nominee to the nomination and to serve, if elected.

     The Board of Directors held eight meetings during the fiscal year ended December 31, 1994. Each of the Directors (except Reuben F. Richards) attended 75% or more of the aggregate number of meetings of the Board and of the Committees on which such Director served in 1994.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth as of January 1, 1995 the number of shares of Common Stock beneficially owned by each Director, the executive officers listed in the Summary Compensation Table and by all Directors and executive officers as a group, as reported by each person. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown. Shares amounting to less than 1% of the class outstanding are noted by an asterisk.

                                                            BENEFICIAL OWNERSHIP OF
                                                                  COMMON STOCK
                                                     --------------------------------------
                                                        NUMBER OF                PERCENT OF
                                                     SHARES(1)(2)(3)               CLASS
                                                     ---------------             ----------
DIRECTORS
Richard A. Clarke..................................         3,104                      *
Kenneth T. Derr....................................           500                      *
Allen F. Jacobson..................................         1,000                      *
George F. Jewett, Jr...............................       808,314(4)                 2.8%
Richard B. Madden..................................       138,251                      *
Richard M. Morrow..................................           500                      *
Vivian W. Piasecki.................................       116,256(5)                   *
Toni Rembe.........................................         2,873                      *
John M. Richards...................................        65,385                      *
Reuben F. Richards.................................         1,200                      *
Richard M. Rosenberg...............................         1,000                      *
Robert G. Schwartz.................................         2,000                      *
Charles R. Weaver..................................         1,000                      *
Frederick T. Weyerhaeuser..........................       987,867(6)(7)              3.4%
William T. Weyerhaeuser............................     1,016,663(8)(9)              3.5%

OTHER NAMED EXECUTIVE OFFICERS
George E. Pfautsch.................................        29,780                      *
Charles R. Pottenger...............................        34,585                      *
L. Pendleton Siegel................................        49,056                      *
Thomas J. Smrekar..................................        22,232                      *
Directors and executive officers as a group
  (21 persons including those named above).........     3,297,738                   11.2%

---------------
(1) Includes shares which may be acquired within 60 days pursuant to the exercise of options, as follows: Mr. Madden, 113,700 shares; Mr. J. M. Richards, 54,800 shares; Mr. Pfautsch, 18,500 shares; Mr. Pottenger, 25,850 shares; Mr. Siegel, 34,300 shares; Mr. Smrekar, 14,050 shares; and all Directors and executive officers as a group, 275,250 shares.

(2) Includes shares owned by Directors and executive officers together with their respective spouses as follows: Mr. Clarke, 3,104 shares; Mr. Madden, 10,456 shares; Mr. Pfautsch, 2,200 shares; and all Directors and executive officers as a group, 15,760 shares.

(3) Does not include the following common stock units credited to accounts of Directors who deferred all or a portion of their Directors' fees under the stock units method: Mr. Jacobson, 3,315 units; Mr. Morrow, 3,519 units; Mr.
    R. F. Richards, 2,672 units; Mr. Rosenberg, 452 units; Mr. Schwartz, 2,739 units; and Dr. W. T. Weyerhaeuser, 3,501 units.

                                                  (Notes continued on next page)

(4) Includes 601,400 shares held by a trust of which Mr. Jewett is the trustee and as to which he shares voting and investment power. Includes 129,864 shares held by a foundation of which Mr. Jewett is a trustee and as to which he shares voting and investment power but disclaims beneficial ownership. Includes 40,954 shares held by a revocable trust for the benefit of Mr. Jewett and his wife and as to which he shares voting and investment power. Includes 36,096 shares held by a revocable trust for the benefit of Mr. Jewett's wife and as to which he shares voting and investment power but disclaims beneficial ownership.

(5) Does not include 4,220 shares held directly by Mrs. Piasecki's husband. Also does not include 17,020 shares held by trusts of which Mrs. Piasecki's husband is a trustee and as to which he shares voting and investment power. Mrs. Piasecki disclaims beneficial ownership of all shares described in this footnote.

(6) Includes proportionate beneficial interests in 119,616 shares held by a holding company of which Mr. F. T. Weyerhaeuser is a director and as to which he may be deemed to indirectly share voting and investment power with others. Mr. F. T. Weyerhaeuser's proportionate beneficial interest in such shares is 1,875 shares.

(7) Includes a total of 931,360 shares held by trusts of which Mr. F. T. Weyerhaeuser is a trustee, as to 823,560 of which he shares voting and investment power. Also includes 132 shares of which he shares investment power only. Does not include 8,058 shares held directly and indirectly by Mr. F. T. Weyerhaeuser's wife. Mr. F. T. Weyerhaeuser disclaims beneficial ownership of all shares described in this footnote.

(8) Includes 119,616 shares held by a holding company of which Dr. W.T. Weyerhaeuser is Chairman of the Board and Chief Executive Officer and as to which he has been authorized to exercise sole voting power and indirectly shares investment power with others. Dr. W.T. Weyerhaeuser disclaims beneficial ownership of these shares, except for his proportionate beneficial interest of 569 shares.

(9) Includes a total of 803,481 shares held by trusts of which Dr. W. T. Weyerhaeuser is a trustee, as to 37,300 shares of which he shares voting power only, and as to 766,181 shares of which he shares voting and investment power. Also includes 132 shares of which he shares investment power only. Does not include 1,200 shares held directly by Dr. W. T. Weyerhaeuser's wife. Dr. W. T. Weyerhaeuser disclaims beneficial ownership of all shares described in this footnote.

           COMPENSATION OF DIRECTORS AND THE NAMED EXECUTIVE OFFICERS

     Information is set forth on the following pages as to the compensation paid or to be paid to, or deferred for the account of, the Directors and the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for services rendered to the Company and its subsidiaries during 1994.

                           COMPENSATION OF DIRECTORS

     Each Director of the Company who is not also an employee of the Company receives an annual fee of $24,000. In addition, the Company pays each such Director a fee of $1,200 for each meeting of the Board of Directors or a committee of the Board attended in person or by telephone. The chairman of the Audit Committee and the chairman of the Executive Compensation and Personnel Policies Committee each receives an additional annual fee of $2,000. By making an advance election, a Director may defer receipt of any or all of the Director's fees payable. At the election of a Director, deferred amounts are credited with interest or converted into common stock units which are credited with amounts equal to dividends paid on the Company's Common Stock during the deferral period. During 1994 an aggregate amount of $502,800 in fees was paid to Directors or deferred on their behalf. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

     The Company's Directors' Retirement Plan provides an annual benefit to each Director of the Company who completes five years of service as a nonemployee Director. The annual benefit is equal to the amount of the regular annual Directors' retainer fee in effect at the time the individual ceases to be a Director and does not include supplemental fees for committee chairmanships, attendance at or participation by telephone in meetings of Directors or any committee of Directors, or reimbursement of expenses. The benefit continues for the lesser of 10 years or the number of full years that the individual served as a nonemployee Director, but benefits may be paid at any time in a lump sum at the discretion of the Board's Nominating Committee. In addition, benefits will be paid in a lump sum if the Director's service terminates within three years following a change in control of the Company or if the Director dies before all or any required payments have been made.

                  COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                 COMPENSATION
                                                                    AWARDS
                                                                 ------------
                                           ANNUAL COMPENSATION    SECURITIES         ALL
                                           -------------------    UNDERLYING        OTHER
   NAME AND PRINCIPAL POSITION      YEAR    SALARY     BONUS     OPTIONS/SARS  COMPENSATION(1)
----------------------------------  -----  --------   --------   ------------  ---------------
John M. Richards..................  1994   $453,975   $ 98,500       34,600       $  19,067
  Chairman of the Board and         1993    385,600    135,300       30,000          16,195
  Chief Executive Officer           1992    372,200    333,300       21,700          15,633

Richard B. Madden(2)..............  1994    273,080     61,400           --         215,152
  Former Chairman of the Board      1993    640,670    249,900           --          33,408
  and Chief Executive Officer       1992    618,700    615,600       41,450          32,486

L. Pendleton Siegel...............  1994    335,000     65,000       22,000          14,070
  President and Chief Operating     1993    279,000     82,100       20,000          11,718
  Officer                           1992    256,000    150,200       10,000          10,752

Charles R. Pottenger..............  1994    267,300     42,100       11,000          11,228
  Group Vice President, Pulp and    1993    233,500     69,500       12,500           9,807
  Paperboard                        1992    202,500    117,700        6,500           8,505

George E. Pfautsch................  1994    205,395     35,600        6,600           8,627
  Senior Vice President, Finance    1993    190,185     56,600        7,000           7,988
                                    1992    182,775    106,200        6,000           7,677

Thomas J. Smrekar.................  1994    205,200     32,300        8,450           8,618
  Group Vice President, Wood        1993    180,200     56,300        7,500           7,568
  Products                          1992    168,200    100,700        6,500           7,064

---------------
(1) This column represents matching Company contributions under the Salaried Employees' Savings Plan, a plan established under section 401(k) of the Internal Revenue Code. Also, included in this column for Mr. Madden are:
     $175,982 of accrued vacation paid upon his retirement; fees of $21,200 paid in 1994 to Mr. Madden for his services as a non-employee Director following his retirement as an employee of the Company; and premiums paid by the Company on a term life insurance policy in the face amount of $250,000 until he is 75. The premium paid in 1994 was $6,500. The Company's obligation to make such payments terminates if Mr. Madden's marriage terminates, if he competes with the Company or if he uses skills or information acquired at the Company relating to the Company's business to assist others to compete with the Company.

(2) Mr. Madden, who retired in May 1994, is receiving pursuant to an agreement with the Company supplemental retirement compensation equal to the difference between the amount payable to him under the Company's Salaried Employees' Retirement Plan and the amount that would be payable to him if he received credit for his prior service with Mobil Oil Corporation and its subsidiaries, and if he were a participant in the Company's Supplemental Benefit Plan. The agreement also provides for: (i) payment by the Company of certain survivor benefits to Mr. Madden's widow in the event of his death; and (ii) credit for Mr. Madden's prior service with Mobil Oil Corporation and its subsidiaries for purposes of all of the Company's employee benefit plans and programs, other than plans qualified under section 401(a) of the Internal Revenue Code.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS(1)
                                 ---------------------------------------------------
                                  NUMBER OF      % OF TOTAL
                                  SECURITIES    OPTIONS/SARS
                                  UNDERLYING     GRANTED TO     EXERCISE               GRANT DATE
                                 OPTIONS/SARS   EMPLOYEES IN     PRICE      EXPIRATION  PRESENT
             NAME                  GRANTED      FISCAL YEAR    PER SHARE      DATE      VALUE(2)
-------------------------------  ------------   ------------   ----------   --------   ----------
John M. Richards...............     34,600           12%         $36.50     12-01-04    $281,000
Richard B. Madden(3)...........         --           --              --           --          --
L. Pendleton Siegel............     22,000            8%          36.50     12-01-04     179,000
Charles R. Pottenger...........     11,000            4%          36.50     12-01-04      89,000
George E. Pfautsch.............      6,600            2%          36.50     12-01-04      54,000
Thomas J. Smrekar..............      8,450            3%          36.50     12-01-04      69,000

---------------
(1) All options granted to these named executive officers included stock appreciation rights ("SARs") that give the optionee the right to surrender all or part of the option and to obtain payment for the difference between the aggregate exercise price of the surrendered option shares and the aggregate fair market value of such shares on the date of exercise. All of these options were granted on December 1, 1994 with 50% of such grant first becoming exercisable on December 1, 1995 and the remaining 50% becoming exercisable on December 1, 1996. In the event of a "change in control" of the Company, as defined in the option plans, the options granted would become immediately exercisable in full. In general, a "change in control" occurs for purposes of the option plans when (i) the Company ceases to be an independent publicly owned corporation or sells or disposes of all or substantially all of the assets of the Company, (ii) more than one-third of the incumbent Directors of the Company neither were Directors three years earlier nor were elected or nominated with the approval of a majority of the Directors then in office who were Directors three years earlier, (iii) a person becomes the beneficial owner of 20% or more of the Company's voting power pursuant to a tender offer, or (iv) the Company dissolves, liquidates, or does not survive a merger or consolidation.

(2) This column has been calculated using the Black-Scholes option pricing model, a complex mathematical formula, utilizing six different market-related factors to estimate the value of stock options. These factors are stock price at date of grant, option exercise price, option term, risk-free rate of return, stock volatility and dividend yield. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period of time. The actual value, if any, an executive may realize will depend on the excess of the stock price on the date the option is exercised over the grant price, as well as the executive's continued employment through the two-year vesting period and the 10-year option term. The following assumptions were used to calculate the Black-Scholes value:

    Stock price at date of grant     = $36.50
    Option exercise price            = $36.50
    Option term                      = 10 years
    Risk-free rate of return         = Based on rate for 10-year U.S. Treasury note
    Company stock volatility         = Based on prior three-year monthly stock prices
    Company dividend yield           = 4.38%
    Calculated Black-Scholes
      Value                          = $8.13 per option

                                                  (Notes continued on next page)

     If the Black-Scholes option pricing model were applied to all outstanding shares of the Company as of December 1, 1994, the date of grant, the assumed increased present value for all stockholders would be approximately $238 million. There is no assurance that the value received by the named executive officers or the Company's stockholders will be at or near the estimated value derived by the Black-Scholes model.

(3) Mr. Madden was not granted any options because he retired as an officer in 1994.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                         NUMBER OF
                                                   SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                        UNEXERCISED                 IN-THE-MONEY
                                                        OPTIONS/SARS                OPTIONS/SARS
                          SHARES                     AT FISCAL YEAR-END         AT FISCAL YEAR-END(1)
                        ACQUIRED ON     VALUE    --------------------------   -------------------------
         NAME            EXERCISE     REALIZED   EXERCISABLE  UNEXERCISABLE   EXERCISABLE UNEXERCISABLE
----------------------- -----------   ---------  -----------  -------------   ----------- -------------
John M. Richards.......    11,250     $ 160,313     54,800        49,600      $    22,625    $25,950
Richard B. Madden......        --            --    113,700            --          414,463         --
L. Pendleton Siegel....        --            --     34,300        32,000           36,438     16,500
Charles R. Pottenger...        --            --     25,850        17,250           54,563      8,250
George E. Pfautsch.....     1,000        19,000     18,500        10,100           51,000      4,950
Thomas J. Smrekar......        --            --     14,050        12,200           17,575      6,338

---------------

(1) Based on the closing stock price on The New York Stock Exchange-Composite Transactions of the Company's Common Stock at December 31, 1994 of $37.25 per share.

EXECUTIVE COMPENSATION AND PERSONNEL POLICIES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

     In order to attract, retain and reward a highly competent and productive employee group, including key executives, it is the policy of the Company that a total compensation package will be provided that is competitive within the forest and paper products industry, general industry and the geographic areas in which the Company operates. This compensation package includes a mix of base salary, short-term and long-term incentive opportunities and other employee benefits. Changes in compensation are based on individual performance, the Company's profit performance and the competitive marketplace. The Company also intends to qualify compensation paid to its employees in accordance with the $1 million deduction limitation for federal income tax purposes.

     Executives receive a base salary and are eligible for awards under two incentive plans, the Management Performance Award Plan (short-term) and the 1989 Stock Incentive Plan (long-term). Executive compensation is administered by the Executive Compensation and Personnel Policies Committee of the Board of Directors (the "Committee"). The Committee consists of the six outside Directors named at the conclusion of this report.

COMPENSATION COMMITTEE RESPONSIBILITIES

     The responsibilities of the Committee are:

     - to review and recommend annually to the Board of Directors the level of total compensation of the Chief Executive Officer. Factors evaluated in the review are the Chief Executive Officer's individual performance, as measured against written short-term and long-term objectives previously approved by the Committee, the achievement of the annual corporate operating budget, Company performance compared to the forest products industry and the competitive compensation levels for comparable positions in the forest products industry and general industry;

     - to review annually with the Chief Executive Officer the individual performance, base salaries and incentive awards of the four other most highly compensated executive officers and certain other senior officers;

     - to review and make recommendations on any new stock option/incentive plan for the Board of Directors' approval prior to submission to stockholders for their approval and to review and approve all grants made under stock option/incentive plans;

     - to establish the rules and regulations for the Management Performance Award Plan, which is the Company's annual cash incentive plan ("bonus"), and to administer the plan in accordance with such rules and regulations; and

     - to review and make recommendations to the Board of Directors regarding the adoption of or any material changes in the Company's compensation and benefit plans.

     The Committee periodically reviews the entire executive pay structure by examining surveys of general industry and forest and paper products industry information on base salaries and short-term and long-term incentives prepared by an independent compensation consulting firm. These surveys include data from a broad base of general industry companies and from a base of forest and paper products companies. This latter base is broader than the S&P Forest Products Index. General industry surveys are included in the review because the Committee believes that the Company competes for executive talent against companies other than those in the forest and paper products industry. The primary purpose of the review is to insure that the Company's target and actual cash and incentive compensation programs are consistent with competitive practice. The Committee considers the median level of the market as competitive.

1994 COMPANY PERFORMANCE

     During 1994, the Company earned $1.68 per share or a return on common stockholders' equity ("ROE") of 5.3%. This compared to $1.31 per share, before the one-time effects of accounting changes, and an ROE of 4.0% in 1993. The Company's ROE of 5.3% was below the industry performance in 1994, as measured by a sample of 19 major forest products companies.(1)

---------------

(1) The forest products industry base for ROE comparison purposes is comprised of 19 major forest products industry companies. This base is larger and has in the past created a more difficult ROE comparison than the S&P Forest Products Index because it includes some additional companies which on average have exceeded the ROEs of the companies included in the S&P's 12-company Forest Products Index.

1994 EXECUTIVE COMPENSATION

     The Company's executive annual and long-term compensation consisted of base salary, a cash payment under the Management Performance Award Plan and a stock option grant under the 1989 Stock Incentive Plan.

                                  BASE SALARY

     The base salary structure is set at competitive levels. Competitive levels are determined by analyzing independent, job-specific compensation surveys which, depending on participation and on the position under review, cover between 15 and 30 forest and paper products companies, many of which are in the S&P Forest Products Index, and over 300 general industry companies. The Committee considers the median level of the market as competitive. Any increase in an executive's base salary is designed to recognize individual performance against a written performance plan and is expected to fall within annually established merit increase guidelines which are applicable to all salaried employees and which are set vis-a-vis competitive practice. The written performance plans of the executive officers contain specific measures, both quantitative and qualitative, related to increased earnings, increased productivity, improved safety performance, and compliance with environmental requirements.

                       MANAGEMENT PERFORMANCE AWARD PLAN

     The purpose of the plan is to provide an incentive to key employees who are in a position to contribute to and therefore influence the Company's profit performance as measured annually on an ROE basis. Payments under the Management Performance Award Plan are based on individual performance and on the Company's ROE measured against the ROE of the forest products industry,(1) as described above, and the Company's comparison of its ROE against the annual corporate operating budget. Equal weight is given to both profit performance factors to derive an overall performance modifier. The rules established by the Committee under the plan have provided that the Chief Executive Officer's and the President's bonus amounts are further adjusted by plus or minus 50% depending upon the amount the Company's overall performance modifier exceeds or lags the overall Company performance target. In early 1995 the Committee amended the rules to eliminate this formula, which did not take into account individual performance. As a result, the Chief Executive Officer's and the President's 1994 bonus amounts were made on the same basis as all other participants. No cash bonuses are recommended by the Committee unless a specified return on common equity is achieved and the total amount cannot exceed 4% of pre-tax earnings.

     The incentive awards for 1994 for the executive officers named in the Summary Compensation Table reflected the Company's ROE performance against the annual operating budget and the Company's ROE performance against the forest products industry,(1) both of which had a negative effect on the awards.

                               STOCK OPTION PLAN

     The purpose of the plan is to further align employees' interests with the long-term performance of the business and thus, the long-term interests of the stockholders. Grants are made to employees who have the capacity to influence the business results. The target grant is based on specific gain objectives by responsibility level as recommended by the Company's independent compensation consulting firm. The objective is to provide a gain potential at the median level of competitive

---------------

(1) See note (1) on page 13.

practice as measured by a survey of long-term incentive grant practices among major industrial companies. The number of options actually granted is affected by individual performance against performance plans and potential. As stock options are granted at 100% of the fair market value of the Company's Common Stock on the grant date, the options have no value unless the stock price appreciates in the future. Grants vest in 50% increments and are fully vested two years after the grant date. Executive officers normally are granted stock appreciation rights ("SARs") in conjunction with stock option grants. The executive officer may exercise the vested options for cash, with shares of the Company's Common Stock, or may call the SARs. If the executive officer calls the SARs, he or she surrenders the option shares and receives a cash payment equal to the difference between the exercise price and the market price of the option shares on the surrender date.

     In arriving at each individual's 1994 award, the Committee took into consideration actual individual performance against the annual performance plans previously described and forecast of potential. The options were granted in tandem with SARs.

1994 CHIEF EXECUTIVE AND FORMER CHIEF EXECUTIVE PAY

     The compensation package of Mr. J. M. Richards consists of the same elements as for the other officers named in the Summary Compensation Table, specifically an annual base salary, participation in the annual incentive plan and participation in the long-term incentive plan. In determining Mr. Richards' new base salary rate as Chairman and Chief Executive Officer, the Committee considered chief executive officer pay information for approximately 25 forest and paper products companies and over 200 general industry companies which resulted in a 28.4% increase to his previous base salary rate as President and Chief Operating Officer. For 1994, Mr. Richards received an incentive award under the Management Performance Award Plan of $98,500. This award reflected the Company's ROE performance against the annual operating budget and the Company's ROE performance against the forest products industry(1) as well as Mr. Richards' performance against his performance plan. During 1994, Mr. Richards was awarded a grant of 34,600 stock options in tandem with SARs. In arriving at this award, the Committee considered Mr. Richards' performance against his performance plan and his potential.

     Mr. Madden retired as Chairman of the Board and Chief Executive Officer upon the adjournment of the Annual Meeting of Stockholders in May 1994. Based on his 1993 performance against his performance plan, Mr. Madden received a 3% salary increase on March 1, 1994. This increase fell within the Company's 1994 merit increase guidelines applicable to all employees. For 1994, Mr. Madden received an incentive plan award under the Management Performance Award Plan of $61,400. This award reflected the Company's ROE performance against the annual operating budget and the Company's ROE performance against the forest products industry(1) as well as Mr. Madden's performance against his performance plan.

THE EXECUTIVE COMPENSATION AND PERSONNEL POLICIES COMMITTEE MEMBERS

     F. T. Weyerhaeuser, Chairman
     R. M. Morrow
     R. F. Richards
     R. G. Schwartz
     C. R. Weaver
     W. T. Weyerhaeuser

---------------

(1) See note (1) on page 13.

PERFORMANCE GRAPHS

                                FIVE-YEAR GRAPH

     The following five-year graph shows the yearly percentage change in the total return on the Company's Common Stock as compared with the indicated indices for the periods set forth. The total returns are determined based on the changes in the prices of the common stocks and assume quarterly reinvestment of all dividends based on an original investment of $100.

                              [FIVE-YEAR GRAPH]

                                                  1989     1990    1991     1992     1993     1994
                                                  ----     ----    ----     ----     ----     ----
Potlatch Corporation...........................   $100     $82     $112     $139     $147     $121
S&P Forest Products............................    100      91      111      131      144      150
S&P 500 Composite..............................    100      97      126      136      149      152


                             TWENTY-FOUR YEAR GRAPH

     The Company believes long-term performance is also important to stockholders. Accordingly, the following graph covering the past 24 years is presented. The method of measuring performance is the same as that used in the five-year graph except dividends are assumed to be reinvested annually instead of quarterly. The Company selected the base period of 1970 because the S&P 500 return, the S&P Forest Products return and the Company's Common Stock return for the first four years following that year were comparatively close. Therefore, the base period selected has a smaller impact on the long-range returns.

                            [TWENTY-FOUR YEAR GRAPH]



                                                S&P Forest
Measurement Period    Potlatch Corporation   Products Index   S&P 500 Index
------------------    --------------------   --------------   -------------
Measurement Pt.
12/31/70              $100                   $100             $100

FYE 12/31/71          $92                    $102             $111
FYE 12/31/72          $99                    $118             $134
FYE 12/31/73          $105                   $135             $114
FYE 12/31/74          $103                   $100             $83
FYE 12/31/75          $213                   $165             $116
FYE 12/31/76          $307                   $216             $144
FYE 12/31/77          $264                   $167             $133
FYE 12/31/78          $281                   $166             $141
FYE 12/31/79          $296                   $189             $169
FYE 12/31/80          $386                   $237             $225
FYE 12/31/81          $319                   $225             $212
FYE 12/31/82          $410                   $263             $222
FYE 12/31/83          $440                   $370             $320
FYE 12/31/84          $352                   $389             $340
FYE 12/31/85          $479                   $487             $449
FYE 12/31/86          $750                   $650             $533
FYE 12/31/87          $760                   $695             $569
FYE 12/31/88          $859                   $750             $656
FYE 12/31/89          $1,048                 $917             $860
FYE 12/31/90          $862                   $837             $833
FYE 12/31/91          $1,177                 $1,016           $1,083
FYE 12/31/92          $1,460                 $1,198           $1,163
FYE 12/31/93          $1,543                 $1,318           $1,279
FYE 12/31/94          $1,271                 $1,374           $1,295


OTHER EMPLOYEE BENEFIT PLANS

  Pension Plan Table

     The table which follows shows a schedule of estimated annual pension benefits to be payable under the Company's Salaried Employees' Retirement Plan (the "Retirement Plan") and Supplemental Benefit Plan at normal retirement date to a person having the average annual earnings and years of credited service shown.

       AVERAGE                              YEARS OF CREDITED SERVICE
       ANNUAL          --------------------------------------------------------------------
      EARNINGS            15          20          25          30          35          40
---------------------  --------    --------    --------    --------    --------    --------
$  200,000...........  $ 43,056    $ 57,408    $ 71,760    $ 86,112    $100,464    $110,464
   400,000...........    88,056     117,408     146,760     176,112     205,464     225,464
   600,000...........   133,056     177,408     221,760     266,112     310,464     340,464
   800,000...........   178,056     237,408     296,760     356,112     415,464     455,464
 1,000,000...........   223,056     297,408     371,760     446,112     520,464     570,464

     In calculating final average annual earnings, the Retirement Plan and the Supplemental Benefit Plan recognize overtime, bonuses under the Management Performance Award Plan and other salary- or sales-based performance incentive payments paid or deferred after 1987, as reflected in the Summary Compensation Table for the last three years. Bonuses are recognized in the year in which they are paid. The benefits of participants who are required to retire at age 65 are calculated as if they received a standard bonus under the Management Performance Award Plan during each year after 1991 in their period of average annual earnings.

     The years of service used in calculating retirement benefits for Messrs. Richards, Madden, Siegel, Pottenger, Pfautsch and Smrekar are 30, 38, 16, 27, 32 and 21, respectively. The 1994 compensation (including an assumed standard bonus) covered by the Retirement Plan, Supplemental Benefit Plan and supplemental contract of Mr. Madden was: Mr. Richards $627,495; Mr. Madden $593,415; Mr. Siegel $438,900; Mr. Pottenger $349,025; Mr. Pfautsch $271,960;
and Mr. Smrekar $268,270. Benefits under the plans are computed as straight-life annuity amounts and are not subject to reduction by Social Security or other benefits.

     Severance Program for Executive Employees. Under the Severance Program for Executive Employees, participants who are terminated for reasons other than misconduct, resign within two years after a material change in compensation, benefits, assigned duties, responsibilities, privileges or perquisites, or resign rather than relocate at the Company's request, are entitled to receive severance pay of up to 12 months' base salary and benefits for the same period of time under the Company's medical, dental, accidental death and dismemberment and life insurance plans. They also receive unused and accrued vacation pay.

     Participants who are terminated or resign in the foregoing circumstances following a change in control of the Company are entitled to receive severance pay of up to 2 1/2 times their base salary plus standard bonus, benefits for up to 2 1/2 years under the Company's medical, dental, disability, accidental death and dismemberment and life insurance plans, unused and accrued vacation pay, and the value of their unvested benefits, if any, in the Savings Investment Plan, Retirement Plan and Supplemental Benefit Plan; provided that the total amount of all benefits governed by the excess parachute payment provisions of the Internal Revenue Code is limited if the participant would thereby receive a higher net after-tax benefit.

     A change in control of the Company occurs when the Company ceases to be an independent publicly owned corporation, disposes of substantially all its assets, ceases to survive because of a dissolution, liquidation, merger or consolidation, undergoes a substantial change in the composition of its Board of Directors, or has 20% or more of its Common Stock acquired pursuant to a tender offer. All principal officers, appointed vice presidents and certain other designated employees are eligible to participate in the program.

CERTAIN TRANSACTIONS

     Pillsbury Madison & Sutro, of which Ms. Rembe is a Partner, provides legal services to the Company.

     BankAmerica Corporation, of which Mr. Rosenberg is Chairman of the Board, President and Chief Executive Officer, and its subsidiaries provide commercial banking services and commercial paper placement and agency services to the Company.

     The Company provides Mr. Madden with office space and secretarial support in order to assist him in representing the Company in civic, community and industry-related activities on an uncompensated basis.

     The Company purchases products from and sells products to Idaho Forest Industries, Inc., a corporation in which Mr. J. M. Richards has an equity interest and of which Mr. Richards' brother, W. Thomas Richards, is President and a director. In 1994 purchases by the Company from and sales to Idaho Forest Industries, Inc. were approximately $3.3 million and $1.1 million, respectively.

     The Company and its subsidiaries engage in transactions from time to time with several companies in which one of the Company's executive officers or Directors or a member of his or her immediate family may have a direct or indirect interest. All such transactions, including those described above, are in the ordinary course of business and at competitive rates and prices.

     Frederick T. Weyerhaeuser and Dr. William T. Weyerhaeuser are first cousins.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                        (PROPOSAL TWO ON THE PROXY CARD)

    The Board of Directors unanimously recommends a vote FOR this proposal.

     KPMG Peat Marwick LLP and its predecessors, independent certified public accountants, have been the auditors for the Company for 43 years.

     The Board of Directors has again selected KPMG Peat Marwick LLP to serve as the Company's independent auditors for the year 1995. While it is not required to do so, the Board of Directors is submitting to the stockholders the selection of that firm for ratification in order to ascertain the stockholders' views. Such ratification of the selection of KPMG Peat Marwick LLP will require a majority of the votes cast by holders of Common Stock present or represented by proxy at this Annual Meeting and entitled to vote thereat. If ratification is not approved, the Board of Directors will reconsider its selection.

     Representatives of KPMG Peat Marwick LLP are expected to be present at this Annual Meeting and available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

                             STOCKHOLDER PROPOSALS

     To be considered for presentation at the 1996 Annual Meeting of the Company's Stockholders, a stockholder proposal must be received at the offices of the Company no later than November 28, 1995.

                                 OTHER MATTERS

     The Company's By-Laws limit the business that may be brought before an annual meeting of stockholders to matters included in the notice of meeting, matters otherwise properly brought before the meeting by the Board of Directors and matters brought before the meeting by a stockholder provided that notice of such matter has been received by the Secretary of the Company not less than 30 days nor more than 60 days prior to the meeting. Management knows of no other business which will be presented to this Annual Meeting. If any other business is properly brought before this Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

     Whether you intend to be present at this Annual Meeting or not, you are urged to return your proxy promptly.

                                          By order of the Board of Directors

                                          [Sig Cut]

                                          SANDRA T. POWELL
                                          Vice President, Financial Services
                                          and Secretary

                         [MAP TO SHAREHOLDER MEETING]

PROXY                                                                     PROXY

     IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

                             POTLATCH CORPORATION
       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 18, 1995
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby authorizes JOHN M. RICHARDS, L. PENDLETON SIEGEL and SANDRA T. POWELL, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 18, 1995, or at any adjournment thereof.

                             POTLATCH CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                             ]

The Board of Directors unanimously recommends a vote FOR all items.


1. Election of five Directors to serve until the 1998 Annual Meeting of Stockholders--Nominees: Richard A. Clarke, Allen F. Jacobson, George F. Jewett, Jr., Vivian W. Plasecki, Robert G. Schwartz

                      FOR    WITHHELD    FOR ALL EXCEPT
                      / /       / /           / /

    _______________________________________________________________________


2.  Ratification of the selection of KPMG Peat Marwick LLP as Independent
    Auditors

                        FOR      AGAINST     ABSTAIN
                        / /        / /         / /


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR THE ELECTION OF FIVE DIRECTORS AND FOR PROPOSAL 2.



                                       Dated: _______________________, 1995

___________________________________________________________________________
Signature

___________________________________________________________________________
Signature

(Sign name exactly as imprinted hereon. For joint accounts, both owners should sign. In signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signer is a corporation, give full corporate name and sign by duly authorized officer, showing the officer's title.)

PROXY                         POTLATCH CORPORATION                         PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby authorizes JOHN M. RICHARDS, L. PENDLETON SIEGEL and SANDRA T. POWELL, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 18, 1995, or at any adjournment thereof.

1.  ELECTION OF FIVE DIRECTORS TO SERVE UNTIL THE 1998 ANNUAL MEETING OF
    STOCKHOLDERS:

                  / / FOR all nominees listed below                 / / WITHHOLD AUTHORITY to vote
                     (except as marked to the contrary below)       for all nominees listed below

Richard A. Clarke, Allen F. Jacobson, George F. Jewett, Jr., Vivian W. Piasecki,
                               Robert G. Schwartz

(INSTRUCTION:To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

             -------------------------------------------------------------------

2.  RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT
AUDITORS:

                 / / FOR        / / AGAINST        / / ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL ITEMS.

                                      (Continued and to be signed on other side)

(Continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR THE ELECTION OF FIVE DIRECTORS AND FOR PROPOSAL 2.

By signing below, the undersigned certifies that:

     (i) there has been NO change in the beneficial ownership of         shares
         of Common Stock covered hereby from and including March 1, 1991; and

    (ii) there has been a change in the beneficial ownership (such as a
         purchase) of         shares of Common Stock since that date.

If no certification is made, it will be deemed for purposes of this proxy that there has been a change in the beneficial ownership of all shares of Common Stock covered hereby subsequent to March 1, 1991.

                                                   DATED:                                   ,1995
                                                   ---------------------------------------------
                                                   ---------------------------------------------
                                                   (SIGN NAME EXACTLY AS IMPRINTED HEREON. FOR
                                                   JOINT ACCOUNTS, BOTH OWNERS SHOULD SIGN. IN
                                                   SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                                   TRUSTEE OR GUARDIAN, GIVE FULL TITLE AS SUCH.
                                                   IF SIGNER IS A CORPORATION, GIVE FULL
                                                   CORPORATE NAME AND SIGN BY DULY AUTHORIZED
        PLEASE DATE, SIGN AND RETURN               OFFICER, SHOWING THE OFFICER'S TITLE.)

[LETTERHEAD]


March 27, 1995

Dear Participants of the Potlatch Savings Plan:

The Board of Directors of Potlatch Corporation is soliciting proxies to be used at the Annual Meeting of Stockholders to be held on May 18, 1995 and any adjournment thereof. Enclosed are Potlatch Corporation's Proxy Statement for its 1995 Annual Meeting of Stockholders and a card on which you can indicate your voting instructions.

The stock in your account under the Savings Plan is held by us as Trustee. Please see the enclosed Confidential Voting Card for details on how your shares will be voted. In accordance with the time-phased voting provision of Potlatch Corporation's Restated Certificate of Incorporation, you are entitled to four votes for each share in your account on the matters to be voted upon at this year's Annual Meeting. The matters to be presented at the meeting are described in detail in the attached Notice of Meeting and Proxy Statement.

Please mark your voting instructions on the enclosed card and date, sign and return this card in the enclosed envelope. Your vote will be held in confidence.


Very Truly Your,



Putnam Fiduciary Trust Company

PUTNAM FIDUCIARY TRUST COMPANY, TRUSTEE:

                              POTLATCH CORPORATION
                        SALARIED EMPLOYEES' SAVINGS PLAN
 CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    You are authorized and instructed to vote all stock in my Accounts under the Potlatch Corporation Salaried Employees' Savings Plan at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 18, 1995, or at any adjournment thereof.

1.  ELECTION OF FIVE DIRECTORS TO SERVE UNTIL THE 1998 ANNUAL MEETING OF
    STOCKHOLDERS:

                  / / FOR all nominees listed below                 / / WITHHOLD AUTHORITY to vote
                     (except as marked to the contrary below)       for all nominees listed below

Richard A. Clarke, Allen F. Jacobson, George F. Jewett, Jr., Vivian W. Piasecki,
                               Robert G. Schwartz

(INSTRUCTION:To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

             -------------------------------------------------------------------

2.  RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT
    AUDITORS:

                 / / FOR        / / AGAINST        / / ABSTAIN

3.  ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL ITEMS.

                                      (Continued and to be signed on other side)

                              POTLATCH CORPORATION
                        SALARIED EMPLOYEES' SAVINGS PLAN
 CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK YOUR VOTING INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD. YOUR SHARES WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, FOR THE
    ELECTION OF FIVE DIRECTORS AND FOR PROPOSAL 2. IF YOU DO NOT RETURN
       THIS CARD, THE TRUSTEE MUST VOTE YOUR PLAN SHARES IN THE SAME
          PROPORTION AS VOTED BY OTHER PLAN PARTICIPANTS.

                                            ------------------------------------
                                            (PLEASE SIGN EXACTLY AS NAME APPEARS
                                                        TO THE LEFT)
                                            Dated: _______________________, 1995

PUTNAM FIDUCIARY TRUST COMPANY, TRUSTEE:

                              POTLATCH CORPORATION
       SAVINGS PLAN FOR HOURLY EMPLOYEES OF THE NORTHWEST PAPER DIVISION CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    You are authorized and instructed to vote all stock in my Accounts under the Potlatch Corporation Savings Plan for Hourly Employees of the Northwest Paper Division at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 18, 1995, or at any adjournment thereof.

1.  ELECTION OF FIVE DIRECTORS TO SERVE UNTIL THE 1998 ANNUAL MEETING OF
    STOCKHOLDERS:

                  / / FOR all nominees listed below                 / / WITHHOLD AUTHORITY to vote
                     (except as marked to the contrary below)       for all nominees listed below

Richard A. Clarke, Allen F. Jacobson, George F. Jewett, Jr., Vivian W. Piasecki,
                               Robert G. Schwartz

(INSTRUCTION:To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

             -------------------------------------------------------------------

2.  RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT
    AUDITORS:

                 / / FOR        / / AGAINST        / / ABSTAIN

3.  ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL ITEMS.

                                      (Continued and to be signed on other side)

                              POTLATCH CORPORATION
       SAVINGS PLAN FOR HOURLY EMPLOYEES OF THE NORTHWEST PAPER DIVISION CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK YOUR VOTING INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD. YOUR SHARES WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, FOR THE
    ELECTION OF FIVE DIRECTORS AND FOR PROPOSAL 2. IF YOU DO NOT RETURN
       THIS CARD, THE TRUSTEE MUST VOTE YOUR PLAN SHARES IN THE SAME
          PROPORTION AS VOTED BY OTHER PLAN PARTICIPANTS.

                                            ------------------------------------
                                            (PLEASE SIGN EXACTLY AS NAME APPEARS
                                                        TO THE LEFT)
                                            Dated: _______________________, 1995

PUTNAM FIDUCIARY TRUST COMPANY, TRUSTEE:

                              POTLATCH CORPORATION
          SAVINGS PLAN FOR HOURLY EMPLOYEES OF THE PULP AND PAPERBOARD
                AND CONSUMER PRODUCTS DIVISIONS, LEWISTON, IDAHO
 CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    You are authorized and instructed to vote all stock in my Accounts under the Potlatch Corporation Savings Plan for Hourly Employees of the Pulp and Paperboard and Consumer Products Divisions, Lewiston, Idaho, at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 18, 1995, or at any adjournment thereof.

1.  ELECTION OF FIVE DIRECTORS TO SERVE UNTIL THE 1998 ANNUAL MEETING OF
    STOCKHOLDERS:

                  / / FOR all nominees listed below                 / / WITHHOLD AUTHORITY to vote
                     (except as marked to the contrary below)       for all nominees listed below

Richard A. Clarke, Allen F. Jacobson, George F. Jewett, Jr., Vivian W. Piasecki,
                               Robert G. Schwartz

(INSTRUCTION:To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

             -------------------------------------------------------------------

2.  RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT
    AUDITORS:

                 / / FOR        / / AGAINST        / / ABSTAIN

3.  ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL ITEMS.

                                      (Continued and to be signed on other side)

                              POTLATCH CORPORATION
          SAVINGS PLAN FOR HOURLY EMPLOYEES OF THE PULP AND PAPERBOARD
                AND CONSUMER PRODUCTS DIVISIONS, LEWISTON, IDAHO
 CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK YOUR VOTING INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD. YOUR SHARES WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, FOR THE
    ELECTION OF FIVE DIRECTORS AND FOR PROPOSAL 2. IF YOU DO NOT RETURN
       THIS CARD, THE TRUSTEE MUST VOTE YOUR PLAN SHARES IN THE SAME
          PROPORTION AS VOTED BY OTHER PLAN PARTICIPANTS.

                                            ------------------------------------
                                            (PLEASE SIGN EXACTLY AS NAME APPEARS
                                                        TO THE LEFT)
                                            Dated: _______________________, 1995

PUTNAM FIDUCIARY TRUST COMPANY, TRUSTEE:

                              POTLATCH CORPORATION
          SAVINGS PLAN FOR HOURLY EMPLOYEES OF THE WOOD PRODUCTS GROUP CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    You are authorized and instructed to vote all stock in my Accounts under the Potlatch Corporation Savings Plan for Hourly Employees of the Wood Products Group at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 18, 1995, or at any adjournment thereof.

1.  ELECTION OF FIVE DIRECTORS TO SERVE UNTIL THE 1998 ANNUAL MEETING OF
    STOCKHOLDERS:

                  / / FOR all nominees listed below                 / / WITHHOLD AUTHORITY to vote
                     (except as marked to the contrary below)       for all nominees listed below

Richard A. Clarke, Allen F. Jacobson, George F. Jewett, Jr., Vivian W. Piasecki,
                               Robert G. Schwartz

(INSTRUCTION:To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

             -------------------------------------------------------------------

2.  RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT
    AUDITORS:

                 / / FOR        / / AGAINST        / / ABSTAIN

3.  ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL ITEMS.

                                      (Continued and to be signed on other side)

                              POTLATCH CORPORATION
          SAVINGS PLAN FOR HOURLY EMPLOYEES OF THE WOOD PRODUCTS GROUP CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK YOUR VOTING INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD. YOUR SHARES WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, FOR THE
    ELECTION OF FIVE DIRECTORS AND FOR PROPOSAL 2. IF YOU DO NOT RETURN
       THIS CARD, THE TRUSTEE MUST VOTE YOUR PLAN SHARES IN THE SAME
          PROPORTION AS VOTED BY OTHER PLAN PARTICIPANTS.

                                            ------------------------------------
                                            (PLEASE SIGN EXACTLY AS NAME APPEARS
                                                        TO THE LEFT)
                                            Dated: _______________________, 1995

PUTNAM FIDUCIARY TRUST COMPANY, TRUSTEE:

                              POTLATCH CORPORATION
          SAVINGS PLAN FOR HOURLY EMPLOYEES OF THE PULP AND PAPERBOARD
                      ARKANSAS DIVISION, CYPRESS BEND MILL
 CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    You are authorized and instructed to vote all stock in my Accounts under the Potlatch Corporation Savings Plan for Hourly Employees of the Pulp and Paperboard Arkansas Division, Cypress Bend Mill at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 18, 1995, or at any adjournment thereof.

1.  ELECTION OF FIVE DIRECTORS TO SERVE UNTIL THE 1998 ANNUAL MEETING OF
    STOCKHOLDERS:

                  / / FOR all nominees listed below                 / / WITHHOLD AUTHORITY to vote
                     (except as marked to the contrary below)       for all nominees listed below

Richard A. Clarke, Allen F. Jacobson, George F. Jewett, Jr., Vivian W. Piasecki,
                               Robert G. Schwartz

(INSTRUCTION:To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

             -------------------------------------------------------------------

2.  RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT
    AUDITORS:

                 / / FOR        / / AGAINST        / / ABSTAIN

3.  ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL ITEMS.

                                      (Continued and to be signed on other side)

                              POTLATCH CORPORATION
          SAVINGS PLAN FOR HOURLY EMPLOYEES OF THE PULP AND PAPERBOARD
                      ARKANSAS DIVISION, CYPRESS BEND MILL
 CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK YOUR VOTING INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD. YOUR SHARES WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, FOR THE
    ELECTION OF FIVE DIRECTORS AND FOR PROPOSAL 2. IF YOU DO NOT RETURN
       THIS CARD, THE TRUSTEE MUST VOTE YOUR PLAN SHARES IN THE SAME
          PROPORTION AS VOTED BY OTHER PLAN PARTICIPANTS.

                                            ------------------------------------
                                            (PLEASE SIGN EXACTLY AS NAME APPEARS
                                                        TO THE LEFT)
                                            Dated: _______________________, 1995

                                                           [LOGO]

                                                         POTLATCH CORPORATION

                                                         One Maritime Plaza
                                                         PO Box 193591
                                                         San Francisco,
                                                         California 94119-3591
                                                         Telephone (415)
                                                         576-8800

                                                                   March 27,1995

Dear Bank, Broker or Nominee:

     Under the Charter of Potlatch Corporation, stockholders who were the beneficial owners of shares of Common Stock on the record date for the upcoming meeting of stockholders and who have owned such shares continuously from and including March 1, 1991 will be entitled to exercise four (4) votes per share for each such share upon submitting acceptable evidence of beneficial ownership to the Company. Also under the Charter, stockholders who own shares of Common Stock in "street" or "nominee" name or through a broker, clearing agency, voting trustee, bank, trust company or other nominee are presumed to be entitled to exercise one (1) vote per share for each such share. To become entitled to four
(4) votes per share, a stockholder must provide written proof that there has been no change in the beneficial ownership of his or her shares from and including March 1, 1991. Such proof must consist of a written certification in the form provided on the proxy card.

     In certain circumstances, the Company may rely on your representation with respect to the beneficial owners of shares of Common Stock of Potlatch Corporation held in your name who are entitled to exercise four (4) votes per share, provided that such beneficial owners have completed and returned to you for your records written certifications in the form provided on the proxy card as to their beneficial ownership and you have forwarded a summary of such voting information on the summary proxy card on the reverse side of this letter to Potlatch Corporation or its agent. HOWEVER, THE COMPANY UNCONDITIONALLY RESERVES THE RIGHT TO REVIEW EACH AND EVERY WRITTEN CERTIFICATION ON ANY PROXY CARD COMPLETED BY A BENEFICIAL OWNER OF SHARES OF COMMON STOCK OF POTLATCH CORPORATION TO DETERMINE WHETHER SUCH BENEFICIAL OWNER IS ENTITLED TO EXERCISE THE CLAIMED FOUR (4) VOTES PER SHARE.

                                          Very truly yours,

                                          [SIG]

                                          Sandra T. Powell
                                          Vice President, Financial Services
                                          and Secretary

PROXY                         POTLATCH CORPORATION                         PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby authorizes JOHN M. RICHARDS, L. PENDLETON SIEGEL and SANDRA T. POWELL, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 18, 1995, or at any adjournment thereof.

                                                   SHARES AS TO WHICH THERE                     SHARES AS TO WHICH THERE
                                                    HAS BEEN NO CHANGE IN                         HAS BEEN A CHANGE IN
                                           BENEFICIAL OWNERSHIP SINCE MARCH 1, 1991     BENEFICIAL OWNERSHIP SINCE MARCH 1, 1991
                                          ------------------------------------------   ------------------------------------------
                                                    (POST NUMBER OF SHARES                       (POST NUMBER OF SHARES
                                                     NOT NUMBER OF VOTES)                         NOT NUMBER OF VOTES)
                                              FOR          WITHHOLD                        FOR          WITHHOLD
                                          ------------   ------------                  ------------   ------------
1.  ELECTION OF FIVE DIRECTORS TO SERVE
    UNTIL THE 1998 ANNUAL MEETING OF
    STOCKHOLDERS:

        R. A. Clarke
                                           ------ shs.    ------ shs.                   ------ shs.    ------ shs.

        A. F. Jacobson
                                           ------ shs.    ------ shs.                   ------ shs.    ------ shs.

        G. F. Jewett, Jr.
                                           ------ shs.    ------ shs.                   ------ shs.    ------ shs.

        V. W. Piasecki
                                           ------ shs.    ------ shs.                   ------ shs.    ------ shs.

        R. G. Schwartz
                                           ------ shs.    ------ shs.                   ------ shs.    ------ shs.

                                              FOR          AGAINST        ABSTAIN          FOR          AGAINST        ABSTAIN
                                          ------------   ------------   ------------   ------------   ------------   ------------
2.  RATIFICATION OF THE SELECTION OF KPMG
    PEAT MARWICK LLP AS INDEPENDENT
    AUDITORS
                                           ------ shs.    ------ shs.    ------ shs.    ------ shs.    ------ shs.    ------ shs.

                                                     Post only record position. Do not tabulate votes.

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL ITEMS.

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR THE ELECTION OF FIVE DIRECTORS AND FOR PROPOSAL 2.

If the summary voting table above is not completed, it will be deemed for purposes of this proxy that there has been a change in the beneficial ownership of all Common Shares covered hereby subsequent to March 1, 1991.
                                                Dated:____________________, 1995

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                (Sign name exactly as imprinted
                                                hereon. In signing as attorney,
                                                executor, administrator, trustee
                                                or guardian, give full title as
                                                such. If signer is a
                                                corporation, give full corporate
                                                name and sign by duly authorized
                                                officer, showing the officer's
                                                title.)

                                                  PLEASE DATE, SIGN AND RETURN